Exhibit 99.1
Contacts:
ACADIA Pharmaceuticals Inc.
Thomas H. Aasen, Executive Vice President,
Chief Financial Officer and Chief Business Officer
Lisa Barthelemy, Director, Investor Relations
(858) 558-2871
ACADIA PHARMACEUTICALS REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

SAN DIEGO, CA August 6, 2013 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders, today announced its unaudited financial results for the second quarter ended June 30, 2013.

ACADIA reported a net loss of $9.1 million, or $0.11 per common share, for the second quarter of 2013 compared to a net loss of $5.4 million, or $0.10 per common share, for the second quarter of 2012. The net losses for the second quarters of 2013 and 2012 included $1.1 million and $478,000, respectively, in non-cash, stock-based compensation expense. For the six months ended June 30, 2013, ACADIA reported a net loss of $15.2 million, or $0.19 per common share, compared to a net loss of $11.6 million, or $0.22 per common share, for the comparable period of 2012.

At June 30, 2013, ACADIA’s cash, cash equivalents and investment securities totaled $205.5 million compared to $108.0 million at December 31, 2012. The increase in ACADIA’s cash position was primarily due to $107.9 million in net proceeds raised from a public stock offering in May 2013 offset in part by cash used to fund ACADIA’s operations. ACADIA expects that its cash, cash equivalents and investment securities will be greater than $183 million at December 31, 2013.

“The second quarter of 2013 was a game-changing period for ACADIA, highlighted by establishing an expedited path to an NDA filing for pimavanserin and by strengthening our balance sheet through our public offering,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer. “This success sets the stage for what we believe will be an exciting new phase for ACADIA focused on building additional value in our pimavanserin franchise. We continue to make solid progress towards completing the remaining activities in our Parkinson’s disease psychosis development program that are needed for our NDA submission. Meanwhile, we are also finalizing preparations for our Phase II feasibility study in Alzheimer’s disease psychosis patients that we expect to initiate this year. We plan to build on the positive momentum of the first half of 2013 by continuing to advance our pipeline, led by pimavanserin, which we believe positions ACADIA with multiple attractive product and commercial opportunities.”

Revenues totaled $451,000 for the second quarter of 2013 compared to $599,000 for the second quarter of 2012, and were derived from ACADIA’s collaborations with Allergan, Inc. as well as funding from research and development grants.

Research and development expenses increased to $7.1 million for the second quarter of 2013, including $473,000 in stock-based compensation, from $4.5 million for the second quarter of 2012, including $154,000 in stock-based compensation. This increase was primarily due to increased development expenses associated with ACADIA’s Phase III program for pimavanserin.

General and administrative expenses increased to $2.5 million for the second quarter of 2013, including $591,000 in stock-based compensation, from $1.6 million for the second quarter of 2012, including $324,000 in stock-based compensation. This increase was primarily due to increased personnel costs as well as increased professional fees.

Conference Call and Webcast Information
ACADIA management will review its second quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-318-8611 for participants in the U.S. or Canada and 617-399-5130 for international callers (reference passcode 69609355). A telephone replay of the conference call may be accessed through August 20, 2013 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 97070005). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until August 20, 2013.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson's disease psychosis. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two advanced preclinical programs directed at Parkinson’s disease and other neurological disorders. All product candidates are small molecules that emanate from discoveries made at ACADIA. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress and expected timing of clinical trials, the path to NDA filing, and the clinical benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin, advancement of or value added to the pimavanserin program, advancement of ACADIA’s pipeline, ACADIA’s projected cash balance at December 31, 2013, and ACADIA’s product and commercial opportunities. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, the fact that past results of clinical trials may not be indicative of future trial results, and the risks and uncertainties associated with obtaining regulatory approvals for ACADIA’s product candidates. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2012 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Collaborative revenues	$451	$599	$868	$1,049

Operating expenses
Research and development (includes stock-based compensation of $473, $154, $727 and $293, respectively)	7,112	4,472	11,542	9,493
General and administrative (includes stock-based compensation of $591, $324, $919 and $598, respectively)	2,496	1,556	4,647	3,216
Total operating expenses	9,608	6,028	16,189	12,709
Loss from operations	(9,157)	(5,429)	(15,321)	(11,660)
Interest income, net	76	10	117	23
Net loss	$(9,081)	$(5,419)	$(15,204)	$(11,637)
Net loss per common share, basic and diluted	$(0.11)	$(0.10)	$(0.19)	$(0.22)
Weighted average common shares outstanding, basic and diluted	83,410	52,961	81,105	52,932

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30, 2013	December 31, 2012(1)

Assets
Cash, cash equivalents and investment securities	$205,451	$107,967
Prepaid expenses, receivables and other current assets	1,310	581
Total current assets	206,761	108,548
Other noncurrent assets	148	42
Total assets	$206,909	$108,590
Liabilities, redeemable common stock and stockholders’ equity
Current liabilities	$7,776	$5,948
Redeemable common stock	17,658	17,658
Stockholders’ equity	181,475	84,984
Total liabilities, redeemable common stock and stockholders’ equity	$206,909	$108,590

(1) The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.